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                                                                      EXHIBIT 23


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Cohu, Inc. of our report dated January 26, 2000, included in the 1999 Annual Report to Stockholders of Cohu, Inc.

Our audit also included the financial statement schedule of Cohu, Inc. listed in
Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-63818, 33-60735, 333-16293, 333-62803, and 333-27663)
pertaining to the Cohu, Inc. 1992, 1994, 1996 and 1998 Stock Option Plans, 1996 Outside Directors Stock Option Plan and 1997 Employee Stock Purchase Plan of our report dated January 26, 2000, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Cohu, Inc.


                                                  /s/ ERNST & YOUNG LLP


San Diego, California
March 2, 2000